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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of McCaw International, Ltd. on Form S-4 of our report on the financial statements of Corporacion Mobilcom S.A. de C.V., dated March 10, 1997, appearing in the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche LLP
Seattle, Washington


July 18, 1997